UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2008

CLAYMONT STEEL, INC.

(Exact name of registrant specified in its charter)

Delaware	333-142867	51-0309736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Philadelphia Pike, Claymont, Delaware	19703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (302) 792-5400

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modifications to Rights of Security Holders.

Claymont Steel, Inc. (the “Company”) is a party to an Indenture dated as of February 15, 2007 pursuant to which the 8.875% Senior Notes due 2015 (the “Notes”) were issued. On June 27, 2008, the Company solicited the consent of the holders of the Notes to amendments to the Indenture. Having received the written consent of at least a majority of the holders of the Notes, on July 2, 2008, the Company entered into a supplemental indenture whereby substantially all of the restrictive covenants were eliminated.

A copy of the supplemental indenture is filed herewith as Exhibit 4.1.

Item 8.01.	Other Events.

On July 2, 2008, the Company announced that it has commenced a tender offer for the Notes. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1 Supplemental Indenture dated as of July 2, 2008, between Claymont Steel, Inc., CitiSteel PA, Inc. and The Bank of New York Mellon.

99.1 Press Release, dated July 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYMONT STEEL, INC.

Date: July 7, 2008	By:	/s/ Robin A. Gantt
	Name:	Robin A. Gantt
	Title:	Chief Financial Officer